QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2002

ELECTRIC FUEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

632 Broadway, Suite 301, New York, New York	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 529-9200

(Former name or former address, if changed since last report)

Page 1 of 3 Pages
Exhibit Index appears on Page 4

Item 2. Acquisition or Disposition of Assets.

        On August 2, 2002, we entered into an asset purchase agreement among I.E.S. Electronics Industries U.S.A., Inc. ("IES"), its direct and certain of its indirect shareholders, ourselves and our wholly-owned Israeli subsidiary, Electric Fuel Limited, pursuant to the terms of which we acquired substantially all the assets, subject to substantially all the liabilities, of IES, a developer, manufacturer and marketer of advanced hi-tech multimedia and interactive digital solutions for training of military, law enforcement and security personnel. These systems are sold to corporations, government agencies, and military and law enforcement professionals around the world.

        IES offer products and services that allow organizations to train their personnel in safe, productive, and realistic environments. With its training systems, IES offers more functionality, greater flexibility, realism, options, and customer support. IES's interactive training systems range from the powerful Range 2000 use of force simulator system to the multi-faceted A2Z Classroom Training system. We plan to continue to use the assets purchased in the conduct of the business formerly conducted by IES (the "Business").

        The assets purchased consisted of the current assets, property and equipment, and other assets (including intangible assets such as goodwill, intellectual property and contractual rights) used by IES in the conduct of the Business. We also purchased the exclusive right to use the name "I.E.S." in combination with the words "Interactive" or "Training." The amount of consideration was determined based upon arm's-length negotiations between ourselves and IES and its shareholders.

        We are not aware of any pre-existing material relationship between the shareholders of IES and us, or between such shareholders and our affiliates, directors or officers, or any associate of any such affiliate, director or officer.

        The consideration for the assets purchased consisted of (i) cash and promissory notes in an aggregate amount of $4,800,000 ($3,000,000 in cash and $1,800,000 in promissory notes), and (ii) the issuance, with registration rights, of a total of 3,250,000 shares of our common stock, $.01 par value per share, which shares are the subject of a voting agreement on the part of IES and certain of its affiliated companies. The source of the funds used was working capital.

        A copy of the Asset Purchase Agreement, and a copy of the press release that we issued announcing the acquisition, are attached hereto as Exhibits 2 and 99.1, respectively, and incorporated herein by reference. The above description of the terms of the Asset Purchase Agreement and of this transaction is qualified in its entirety by reference to Exhibit 2.

Item 5. Other Events and Regulation FD Disclosure.

        On August 2, 2002, we entered into a stock purchase agreement between us and all of the shareholders of M.D.T. Protective Industries Ltd. ("MDT"), pursuant to the terms of which we purchased 51% of the issued and outstanding shares of MDT, a privately-held Israeli company that specializes in using sophisticated lightweight materials and advanced engineering processes to armor vehicles, and we entered into certain other ancillary agreements with MDT and its shareholders and other affiliated companies. The consideration for the shares purchased consisted of (i) cash in the aggregate amount of NIS 5,814,000 (approximately $1,240,000), and (ii) the issuance, with registration rights, of an aggregate of 390,638 shares of our common stock, $.01 par value per share. The source of the funds used was working capital. A summary of the Share Purchase Agreement into English is attached hereto as Exhibit 99.2. The above description of the terms of the Share Purchase Agreement and of this transaction is qualified in its entirety by reference to Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a)
  Financial Statements of Businesses Acquired—To be filed by amendment to this Current Report on Form 8-K not later than 60 days after the filing of this Current Report.

  (b)
  Pro Forma Condensed Combined Financial Information—To be filed by amendment to this Current Report on Form 8-K not later than 60 days after the filing of this Current Report.

  (c)
  Exhibits—The following documents are filed as exhibits to this report:

Exhibit Number	Description
2	Asset Purchase Agreement dated August 2, 2002
99.1	Press release dated August 5, 2002
99.2	Share Purchase Agreement dated August 2, 2002 [English summary]

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIC FUEL CORPORATION (Registrant)
By:	/s/ ROBERT S. EHRLICH Name: Robert S. Ehrlich Title: Chairman of the Board and Chief Financial Officer

Dated: August 12, 2002

EXHIBIT INDEX

        The following exhibits are filed with the Current Report on Form 8-K.

Exhibit Number	Description
2	Asset Purchase Agreement dated August 2, 2002
99.1	Press release dated August 5, 2002
99.2	Share Purchase Agreement dated August 2, 2002 [English summary]

QuickLinks

  Item 2. Acquisition or Disposition of Assets.
  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX